UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2013

QUADRANT 4 SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 405, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(732) 798-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1:	REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 26, 2013, Quadrant 4 Systems Corporation (the “Company”) completed the acquisition of assets being sold by three separate technology companies. The Company acquired assets from BlazerFish LLC, a private company; Teledata Technology Solutions, Inc., a private company, and Momentum Mobility, a private company.  Pending audits of the financial information from the sellers, the acquired assets are represented to have generated approximately $25,000,000 in gross revenue during the past calendar year (2012) and the Company estimates that the financial results will be a positive value on earnings before interest, taxes, depreciation and amortization (EBITDA) although the extent of income has not yet been determined. The Company intends to separately report the financial details in a subsequent Current Report under Form 8-K upon completion of audits and compilation of relevant data.

The total cost of the three acquisitions will be paid over the next 36 months and is approximately $12,200,000 comprised of the following: $1,200,000 paid at closing; $4,000,000 in seller financing consisting of both short-term and long-term notes; an additional $3,000,000 in earn-out payments to the sellers, contingent on achieving certain milestones and other performance criteria, assumption of trade and other liabilities up to $1,700,000 and the issuance of 7,000,000 new shares of restricted common stock based on an agreed value of $.33 per share.  Additionally, the Company will issue 3,000,000 new shares of restricted common stock based on an agreed value of $.33 per share for $1,000,000 to fund the cash component to close the transaction.

As previously reported, Company is continuing to reorganize its business activates into market-segment subsidiaries  with its focus on Social Media, Mobility, Analytics and Cloud-based technologies and solutions (“SMAC” solutions).  With acquisition of these new assets that include several proprietary technology platforms, client contracts and employee base, Quadrant 4 Systems Corporation will continue to offer highly differentiated SMAC solutions aimed at Healthcare, Retail/logistics and Financial Services vertical industries.

Upon completion of integration of these new assets in its operations, the Company will have new offices in Southfield, Michigan, Irvine, California, and Walnut Creek, California in addition to its current locations in New Jersey and Illinois. With these acquisitions, the Company has expanded its global delivery capabilities to the Ukraine, Belarus and Vietnam and added more capacity to its existing delivery and R&D arrangements in India.

Under the terms of management contracts, management of the assets was assumed as of January 1, 2013.

SECTION 3:	SECURITIES AND TRADING MARKETS

ITEM 3.02:	UNREGISTERED SALES OF EQUITY SECURITIES

The Company has agreed to sell approximately 10,000,000 shares of its common stock to new investors and the sellers of the acquired assets (primarily owners and debt holders of the assets).  None of the shares were issued pursuant to registration; rather all shares were issued pursuant to Regulation D exemption under Section 4(2) of the Securities Act of 1933 and all shares will therefore be restricted.  All acquirers of shares pursuant to the above transactions are accredited investors and all sales were private transactions not involving any public offering.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired – to be filed by supplement;

Pro forma financial information – to be filed by supplement;

Shell Company Transactions – Not required;

Exhibits – None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	QUADRANT 4 SYSTEMS CORPORATION

March 1, 2013	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer